China Security & Surveillance Technology Reports
Second Quarter 2008 Financial Results

-- 2Q08 Revenue Increases 78% to $92.7 Million Compared to 2Q07 --
 -- Operating Income Increases 47.7% to $14.3 million --
 -- Adjusted Diluted EPS Increases 50% to $0.39 --
 -- Raises Full Year 2008 Revenue and Adjusted Earnings Estimates --

SHENZHEN, China, August 4, 2008 -- China Security & Surveillance Technology, Inc. ("China Security" or the “Company”) (NYSE: CSR), a leading provider of digital surveillance technology in China, today reported its financial results for the second quarter ending June 30, 2008.

Second Quarter 2008
For the second quarter 2008, the Company reported GAAP earnings per diluted share of $0.17 compared to $0.11 in the second quarter 2007. GAAP results for the second quarter of 2008 include: (1) approximately $4.4 million, or $0.10 per diluted share, of non-cash expense related to the redemption accretion on convertible notes in the event that such notes are redeemed (as described below under the caption “Explanation of Redemption Accrual”); (2) approximately $2.3 million, or $0.05 per diluted share, of non-cash expense related to the depreciation and amortization and (3) approximately $3.1 million, or $0.07 per diluted share, of non-cash expense related to the performance-based employee compensation. Excluding these non-cash expenses, diluted earnings per share was $0.39, compared to $0.26 per diluted share in the second quarter 2007 (see “About Non-GAAP Financial Measures” toward the end of this release). Diluted share count increased 16% in the second quarter 2008 to 44.9 million from 38.8 million in the second quarter of 2007.

Second quarter revenue increased 77.9% to $92.7 million compared to $52.1 million in the second quarter 2007. Organic revenue during the second quarter 2008 was approximately $68.5 million, or 73.9% of total revenue. As a result, organic revenues grew during the quarter by $24.2 million, or 54.6% from the second quarter 2007. Non-organic revenue, or revenue of acquired companies was approximately $24.2 million or 26.1% of total revenue in the second quarter 2008.

In the second quarter gross profits increased $15.6 million, or 104%, to $30.5 million from $14.9 million for the same period last year. Gross margin for the second quarter was 32.8%, compared to 28.6% in the same period last year. Gross margin was also up sequentially from 30.5% in the first quarter 2008. The increase in gross margin reflected the growing recognition of sales of some higher-margin Safe City projects.

Income from operations in the second quarter increased 47.7% to $14.3 million from $9.7 million in the prior year’s second quarter. Operating margin decreased to 15.4% from 18.5% in the second quarter last year, but increased sequentially from 15.3% in the first quarter 2008. Net income in the second quarter of 2008 increased 81.3% year over year to $7.74 million from $4.27 million in the prior year’s second quarter. Net income per share was $0.17 versus $0.11 in the second quarter 2007.

The company’s cash position at the end of the quarter was $88.6 million, up from $77.1 million at the end of the first quarter 2008. Total debt at the end of the first quarter was $137.8, down from $140.6 million at the end of the first quarter 2008.

Mr. Guo Shen Tu, Chief Executive Officer of China Security, commented, “We are excited by the momentum we saw in the second quarter, with revenue and margin growth that exceeded our internal plan. We continue to see strong growth from manufacturing and systems installation and are seeing a strong trajectory from our newly formed distribution segment as well, which generated more than $10 million in revenue. Our corporate and Safe City products and services continue to show strong demand, and we are beginning to realize benefits from our global outreach, in the form of our recently announced $10 million investment from UAE investors, who we view as strategic partners in our efforts to increase our visibility in the Middle East and elsewhere around the world. We anticipate continued growth in our existing markets within China, even after the Olympic Games, and believe that our efforts to learn more about the global markets will pay off in the future.”

Financial Outlook
For the third quarter of 2008, the company expects to achieve revenues between $110-$115 million. Excluding the non-cash charges related to the redemption amount payable on convertible notes, the accrual of performance based employee compensation and the amortization of intangible assets related to the company’s recent acquisitions, the company expects to achieve an adjusted net income of $19-$21 million and adjusted diluted earnings per share of $0.43 - $0.45 in the third quarter of 2008.

The company estimates that in the third quarter, non-cash interest expenses associated with the redemption amount payable on convertible notes, the accrual of performance based employee compensation and the amortization of intangible assets related to the company’s recent acquisitions, will be approximately $4.4 million, $4.0 million and $3.3 million in the quarter respectively.

For the full year 2008, the Company is raising its revenue and earnings forecasts. It now expects to achieve revenues between $400-410 million. The Company expects adjusted net income of $73-$80 million and adjusted diluted earnings per share of $1.60 -$1.77. This compares to prior guidance of $380-$400 million in revenue, $70-$76 million in adjusted net income and adjusted diluted EPS of $1.59 -$1.76, respectively. The major contributors to results should continue to be manufacturing and parts and systems integration with marginal contribution coming from distribution. The company expects non-cash expense related to the redemption amount payable on convertible notes will be approximately $17.6 million. Going forward, the company expects to incur accrual for non-cash employee compensation as well as higher depreciation and amortization costs related to the intangible assets from an increasing number of acquisitions. The Company’s 2008 financial forecast includes contributions from completed and pending acquisitions excluding the Coson, DIT and Skyrise Letters of Intent (LOI’s) announced on August 1, 2008.

Mr. Tu concluded, “We remain focused on our goal of becoming the premiere security product and service provider in China, and are optimistic about our ability to leverage that expertise in additional markets in a very strategic manner over the next several years. Our management team, our strategic plan, and our strong capital structure give us the foundation to leverage the growing opportunities and demand for security and surveillance products and services worldwide. We plan to continue to focus our efforts on developing all segments of our business.”

Explanation of Redemption Accrual
The Company raised $60 million and $50 million through two guaranteed senior unsecured convertible note financings with Citadel in February 2007 and April 2007, respectively. These notes bear interest at a rate of 1% per annum and are due in 2012. Under the indentures, if the notes are not converted before their respectively maturities, the notes are to be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the notes then outstanding plus an additional amount of 15% per annum, calculated on a quarterly compounded basis, plus any accrued and unpaid interest.

As of June 30, 2008 the Company accrued a cumulative $22.4 million as a redemption amount payable under the notes, $4.4 million of which was included in interest expense in the second quarter of 2008. Unlike the annual interest rate of 1% that the Company is actually paying out to the note holders under the note on a semi-annual basis, the Company would only pay the accrued redemption amount under the notes if the notes are not converted into the Company’s common stock before their respective maturities and are redeemed in accordance with its terms. Nevertheless, the Company believes that it must accrue the entire redemption amount under U.S. generally accepted accounting principles. This accrual will result in non-cash expense of approximately $17.6 million annually.

Conference Call
The Company will hold a conference call to discuss the financial results at 5:00 p.m. ET today. The Company invites you to join the call by dialing 1-913-312-0714. A live webcast of the conference call will be available at www.csst.com. A replay of the call will be available from August 4, 2008 to August 11, 2008. Listeners may access the replay by dialing 1-719-457-0820, passcode: 3961480.

About China Security & Surveillance Technology, Inc.
Based in Shenzhen, China, China Security manufactures, distributes, installs and maintains security and surveillance systems throughout China. China Security has manufacturing facilities in China and a R&D facility which maintains an exclusive collaboration agreement with Beijing University. China Security has built a diversified customer base through its extensive sales and service network throughout China. To learn more about the Company visit http://www.csst.com.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the accrual for the redemption amount payable under certain outstanding convertible notes issued by the Company and certain other non-cash charges. China Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that China Security’s management excludes when it internally evaluates the performance of China Security’s business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Security. Accordingly, management excludes the expense arising from the accrual of redemption amounts payable under its outstanding convertible notes and certain other non-cash charges when making operational decisions. China Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Reconciliation of GAAP to non-GAAP Measures, Table 1 (Unaudited) Exclude non cash items (All amounts in millions of dollars, except for per share figures)
	Three Months Ended
	June 30,	June 30,
	2008	2007
GAAP Net Income	$7.74	$4.27
Add:
Depreciation and amortization	2.33	1.08
Non-cash employee	3.11	0.80
compensation
Redemption accretion on	4.36	3.82
convertible notes
Adjusted Net Income (Excludes	$17.54	$9.97
all non-cash items)

GAAP Diluted EPS	$0.17	$0.11
Add:
Depreciation and amortization	0.05	0.03
Non-cash employee	0.07	0.02
compensation
Redemption accretion on	0.10	0.10
convertible notes
Adjusted Diluted EPS (Excludes $	0.39	$0.26
all non-cash items)

Diluted weighted average number	44.9	38.8
of shares outstanding

Reconciliation of GAAP to non-GAAP Measures, Table 2 (Unaudited) Assuming conversion of Citadel notes (All amounts in millions of dollars, except for per share figures)
	Three Months Ended
	June 30,	June 30,
	2008	2007

GAAP Net Income	$7.74	$4.27
Add:
Redemption accretion on convertible notes	4.36	3.82
Adjusted Net Income (Assuming	$12.10	$8.09
conversion of Citadel notes)

Net Income Diluted EPS (Assuming	$0.15	$0.10
conversion)
Add:
Redemption accretion on convertible notes	0.09	0.08
Adjusted Diluted EPS (assuming	$0.24	$0.18
conversion of Citadel notes)

Diluted weighted average number of	50.38	44.28
shares outstanding (assuming conversion
of Citadel notes)

Safe Harbor Statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for security and surveillance products, our expectations regarding the continued growth of the security and surveillance market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. The words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

Company Contact:

Kewa Luo
Tel: 212-588-0885
Email: ir@cssr.com

Investor Contact:
ICR: Bill Zima & Ashley Ammon MacFarlane
Tel: 203-682-8200

(Financial tables on following page)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	June 30,	December
	2008	2007
	(Unaudited)
	USD	USD
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$88,595	$89,071
Accounts receivable, net	95,950	63,206
Related party receivables	214	549
Inventories, net	40,616	40,606
Prepayments and deposits	4,979	3,225
Advances to suppliers	8,699	2,877
Other receivables	12,090	13,171
Tax refundable	--	92
Deferred tax assets - current portion	128	137
Total current assets	251,271	212,934

Deposits for acquisition of subsidiaries, intangible assets and properties	36,395	46,443
Property, plant and equipment, net	34,436	24,066
Land use rights, net	2,611	1,379
Intangible assets	54,229	39,800
Goodwill	82,349	52,369
Deferred financing cost	132	150
Deferred tax assets - non-current portion	257	262
TOTAL ASSETS	$461,680	$377,403

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	June 30,	December
	2008	2007
	(Unaudited)
	USD	USD
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable - short term	$5,380	$12,814
Accounts payable	32,916	21,864
Accrued expenses	6,614	5,108
Advances from customers	8,013	8,352
Taxes payable	2,381	4,153
Payable for acquisition of business	6,604	--
Deferred income	1,065	915
Total current liabilities	62,973	53,206

LONG-TERM LIABILITIES
Notes payable - long term	--	698
Convertible notes payable	132,427	123,701
Total liabilities	195,400	177,605

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	34	61

SHAREHOLDERS' EQUITY
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.0001 par value; 290,000,000 shares authorized,
45,122,541 (June 30, 2008) and 42,506,150 (December 31, 2007) shares
issued and outstanding	5	4
Additional paid-in capital	149,100	110,254
Retained earnings	89,034	76,802
Statutory reserves	804	804
Accumulated other comprehensive income	27,303	11,873
Total shareholders' equity	266,246	199,737
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$461,680	$377,403

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended June		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	USD	USD	USD	USD
Revenues	$92,740	$52,125	$164,517	$90,576
Cost of goods sold
(including depreciation and amortization for the
three and six months ended June 30, 2008 and
2007 of $203, $286, $0 and $0, respectively)	62,284	37,232	111,805	65,565
Gross profit	30,456	14,893	52,712	25,011
Selling and marketing	2,991	855	5,133	1,458
General and administrative	11,084	3,308	18,246	5,559
(including non-cash employee compensation
for the three and six months ended June 30,
2008 and 2007 of $3,108, $6,066, $801 and
$1,066, respectively)
Depreciation and amortization	2,130	1,084	3,947	1,890
Income from operations	14,251	9,646	25,386	16,104
Rental income received from related party	--	129	--	256
Interest income	51	143	106	225
Interest expense	(4,786)	(4,105)	(9,649)	(5,424)
Other income, net	367	226	687	718
Income before income taxes and minority	9,883	6,039	16,530	11,879
Minority interest in income of consolidated	6	(7)	31	2
Income taxes	(2,153)	(1,767)	(4,329)	(3,083)
Net income	7,736	4,265	12,232	8,798
Foreign currency translation gain	6,926	1,767	15,430	2,562
Comprehensive income	$14,662	$6,032	$27,662	$11,360
Net income per share
Basic	$0.18	$0.12	$0.28	$0.26
Diluted	$0.17	$0.11	$0.28	$0.24
Weighted average number of shares
Basic	43,600,020	35,770,742	43,169,108	34,429,780
Diluted	44,927,620	38,831,023	43,853,283	36,492,123

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Six Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,232	$8,798
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	4,233	1,890
Provision for bad debts	125	--
Amortization of consultancy services	67	60
Amortization of deferred financing cost	18	9
Non-cash employee compensation	6,066	1,066
Redemption accretion on convertible notes	8,726	4,975
Deferred taxes	40	8
Minority interest	(31)	(2)

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(25,839)	(4,217)
Related party receivables	371	(109)
Inventories	11,692	(7,602)
Prepayments & deposits	(24)	(2,549)
Advances to suppliers	(4,826)	(1,176)
Other receivables	(1,207)	(658)

(Decrease) increase in:
Accounts payable and accrued expenses	4,232	(838)
Advances from customers	(3,007)	(4,310)
Taxes payable	(1,896)	856
Deferred income	91	16
Net cash provided by (used in) operating activities	11,063	(3,783)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Six Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
	USD	USD
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(5,344)	(1,528)
Additions to intangible assets	(1,087)	(15)
Additions to land use rights	--	(565)
Deposits paid for acquisition of subsidiaries	(3,878)	(14,657)
Deposits refunded for acquisition of subsidiaries	11,898	--
Deposits paid for acquisition of properties and intangible assets	(4,424)	(5,366)
Proceeds from disposal of land use rights and properties	3,379	--
Net cash outflow for acquisition of subsidiaries (net of cash acquired in acquisitions)	(8,927)	(30,275)
Net cash used in investing activities	(8,383)	(52,406)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to a director	--	(74)
Issuance of common stock, net of issuing expenses	--	2,318
Warrants exercised	277	--
New borrowings, net of issuing cost	4,274	116,291
Repayment of borrowings	(13,855)	(2,055)
Net cash (used in) provided by financing activities	(9,304)	116,480

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,148	513

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(476)	60,804

Cash and cash equivalents, beginning of period	89,071	30,980
CASH AND CASH EQUIVALENTS, END OF PERIOD	$88,595	$91,784